Exhibit 99.1

MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Patrick F. Williams STAAR Surgical Company - CFO

Thomas G. Frinzi STAAR Surgical Company - President, CEO & Chairman

C O N F E R E N C E C A L L P A R T I C I P A N T S

AnthonyCharlesPetroneMizuhoSecuritiesUSALLC,ResearchDivision-MD&SeniorMedicalDevices,DiagnosticsandTherapeuticsEquityResearchAnalyst

Bruce David Jackson The Benchmark Company, LLC, Research Division - Senior Equity Analyst

David Joshua Saxon Needham & Company, LLC, Research Division - Senior Analyst

Harrison Clark Parsons Stephens Inc., Research Division - Associate

James Philip Sidoti Sidoti & Company, LLC - Research Analyst

John Edward Young Canaccord Genuity Corp., Research Division - Associate

Malgorzata Maria Kaczor Andrew William Blair & Company L.L.C., Research Division - Partner & Research Analyst

Ron Feiner Oppenheimer & Co. Inc., Research Division - Research Analyst

Samuel Durno BTIG, LLC, Research Division - Research Analyst

Thomas M. Stephan Stifel, Nicolaus & Company, Incorporated, Research Division - Associate

Xuyang Li Jefferies LLC, Research Division - Equity Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical First Quarter Financial Results Conference Call. (Operator Instructions) This call is being recorded today, Wednesday, May 3, 2023. At this time, I would like to turn the conference over to Mr. Brian Moore, Vice President, Investor, Media Relations and Corporate Development for STAAR Surgical. Please go ahead.

Brian Moore - STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Thank you, operator, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call this afternoon to discuss the company's financial results for the first quarter ended March 31, 2023. On the call today are Tom Frinzi, President and Chief Executive Officer; and Patrick Williams, Chief Financial Officer.

The press release of our first quarter results was issued just after 4:00 p.m. Eastern Time and is now available on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the safe harbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required by law, STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and adjusted earnings per share and sales in constant currency. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing our historical and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's press release. For brevity, all references to growth rates on today's call refer to year-over-year growth unless otherwise stated. Following our prepared remarks, we will open the line to questions from publishing analysts. We ask analysts limit themselves to 2 initial questions, then re-queue with any follow-ups. We thank everyone in advance for their cooperation with this process. And with that, I would now like to turn the call over to Tom Frinzi, President and CEO of STAAR.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Thank you, Brian. Good afternoon, everyone, and thank you for joining us on today's call. The first quarter results we reported today illustrate continuing market share gains for our EVO ICL family of lenses even as total refractive surgery procedure volumes are challenged or declining in many markets. Global ICL growth in the first quarter, up 20% for both sales and units was broad-based across APAC, EMEA and the United States. These strong results and the further momentum that we are experiencing globally confirm our confidence in the year. We are, therefore, raising our fiscal 2023 net sales outlook to approximately $348 million, which includes the approximate $3 million in other product sales we reported for Q1. Our raised outlook represents 28% ICL sales growth.

For the first quarter, global ICL sales of $70.6 million were $3.6 million above the high end of our USD65 million to USD67 million outlook. Results were driven by a restorative quarter for ICL procedures in China, which commenced in mid-January and has continued unabated. ICL unit growth in China was 20% for the first quarter of 2023. China indeed is back. And as a result, ICL procedures in China are certainly back. To deliver the strong results in China, our team hosted surgeon training events, academic conferences and advanced practice development and consumer marketing activities, often in partnership with our surgeon customers. One live stream surgery training was attended by over 1,800 doctors and clinical staff. Another young surgeon conference was attended by over 1,300 doctors and residents and the conference in collaboration with the key university hospital account was attended by over 3,800 ophthalmic doctors and clinical staff.

Consumer marketing in-country was diversified across digital content channels and emphasized the sharp, clear and high-quality vision provided by EVO-ICL as well as our custom Toric lenses specifically developed for myopia with astigmatism. One marketing program with influencers received over 1 million views during the quarter. Two weeks ago, we hosted leadership from our largest customer in China, IRI Hospital at our Lake Forest, California headquarters. And during that meeting, IRI's leadership reinforced the importance of ICL to their overall growth strategy globally.

As a region, overall, APAC delivered solid performance, up 19% in units and 20% in sales for the first quarter of 2023. In the United States, ICL units grew 78% for the first quarter, well ahead of industry volumes in the U.S., which the Refractive Surgery Council reported declined 9.1%. Sequentially, our U.S. sales in the first quarter were relatively flat. However, we are coming off a strong March and remain confident in our Q2 projections and a doubling of sales in the U.S. for the full year.

During the first quarter, we executed on the planned infrastructure additions to our U.S. commercial organization, which we believe are important to driving growth and better serving our customers. The number of account executives, clinical application specialists and practice development personnel across our U.S. commercial organization has markedly increased and will continue to grow in targeted markets when appropriate. We expect our new team additions will become productive in the second half of 2023 and even more so beyond that. This month, we entered the eighth month of our direct-to-consumer supported EVO launch in the U.S. Our DTC marketing efforts, which target potential patients, primarily ages 21 to 35, are working to build the awareness and the funnel of future ICL patients.

In the first quarter of 2023, we saw a 402% increase in visits to our U.S. doctor finder. We anticipate that these visitors will begin their journey of discovery, learning more about EVO and the ICL procedure for their visual freedom selection. I would like to share with you an e-mail from one of our customers who is a surgeon CEO of a multicenter chain of U.S. clinics. The email reads as follows, and I quote, "I just wanted to let you and your team know that STAAR's marketing seems to be really paying off with EVO ICL. There's a lot more consumer awareness. For the surgeon and staff, it is less of a sell and has become quite easy to convert patients to surgery. Our volume is still relatively low, but I think it is because we are still targeting the higher miles for ICL, but our surgeons and staff are getting more comfortable with EVO ICL. We have reduced the number of appointments in patient anxiety by eliminating the need for laser peripheral iridotomy. This gives us comfort to reduce the level of myopia we are comfortable treating with ICL. Our plan is to make our website more EVO ICL friendly. Thanks to STAAR for having the foresight to do effective DTC marketing, thanks to your whole STAAR crew for being forward thinking and putting patients and docs first."

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Another doctor, a young surgeon based in California, has increased his ICL utilization 6x over the past year to approximately 12% of his practices, procedure mix and tells me that he expects to move his minus 8 diopter cutoff even lower. This surgeon told me he expects to see ICL gain significant market share in the coming year. The anecdotes I just shared are just 2 examples that we are building the market for EVO ICL in the U.S. New and exciting influencer in customer co-marketing partnerships in the U.S. have or will soon be finalized. These investments are budgeted and consistent with the investments we've talked with you about on our last call, which Patrick will also cover shortly.

Overall, based on my decades of experience in ophthalmology and my knowledge of our EVO ICL launch status, I'm quite pleased with where we are at this point in time. I'm confident that awareness, adoption and selection by surgeons and patients will continue to accelerate in the U.S.

Turning to our EMEA region. ICL units were up 18% in the first quarter, with sales up 10%, which were impacted by currency headwinds. 5 of the 6 major regions we track in EMEA had positive growth in the first quarter as compared to just 2 of 6 regions in the fourth quarter of 2022. We saw standout growth in European hybrid markets where we have made investments. As a reminder, STAAR invested in its first European hybrid market in 2020 in the Benelux and then Italy and France in 2021. These hybrid markets have consistently outperformed our pure European distributor markets. For example, in the first quarter of 2023, we saw year-over-year ICL unit growth in the Benelux, up 34%, France, up 20%; and Italy, up 45%.

The STAAR team globally is focused on executing against the targeted priorities that are important for our growth and to our customers and shareholders. In March, we added 2 highly regarded ophthalmic leaders to our team, Warren Foust as Chief Operating Officer; and Dr. Magda Michna as Chief Regulatory Clinical and Medical Affairs Officer. We look forward to the contributions we are confident each will make for STAAR, our customers and patients.

The big picture growth drivers for our business remain highly favorable. First, the number of people with myopia continues to grow, which further increases our already large addressable market globally. Millions of contact lens wearers stop wearing contacts every year due to intolerance, discomfort, hassle and the like, and many of these former contact lens wearers have the ability to pay for EVO ICL. Second, we have an EVO procedure that offers surgeons favorable economics and profitability. And third, we have a great product that many patients have determined is a preferable solution, which they have chosen to break free from contacts and eyeglasses.

In early April, we completed a customer survey with just over 900 responses from our surgeon customers globally. In response to this statement, I am satisfied with STAAR Surgical product quality and clinical outcomes, 99% of over 300 China surgeon customer respondents agreed. In the U.S., 100% of approximately 100 U.S. surgeon customers responding agreed with the statement, I am satisfied with STAAR surgical product quality and clinical outcomes. EVO ICL is the real deal when surgeons and patients are exposed to EVO, they overwhelmingly agree. Our focus is to make EVO the first choice for doctors and patients seeking visual freedom. We're confident we'll continue to drive faster and faster growth as awareness of EVO continues to rise. As I have said on many occasions, the time for EVO is now. Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Thank you, Tom, and good afternoon, everyone. Total net sales for Q1 2023 were $72.5 million, up 16% as compared to the $63.2 million of net sales in Q1 2022 and up 15% on a sequential basis from Q4 2022 net sales of $64 million. The year-over-year increase in net sales was attributable to a 20% increase in ICL sales, partially offset by a 36% decrease in other product sales. ICL sales of $70.6 million represented 96% of total company net sales for the first quarter as compared to 93% of total company net sales in the year ago quarter. Other product sales were $2.9 million for the first quarter. We continue to expect other product sales will represent a smaller and smaller percentage of net sales as we move through fiscal 2023 and take our support of the noncore cataract IOL business.

Gross profit for Q1 2023 was $57.6 million or 78.3% of net sales as compared to gross profit of $49.3 million or 77.9% of net sales for Q1 2022 and $49.8 million or 77.7% of net sales for Q4 of 2022. The 40 basis point increase in gross margin as compared to Q1 2022 is primarily due to geographic and product mix, partially offset by increased period costs associated with manufacturing projects. The 60 basis point sequential increase in gross margins from the fourth quarter is due to the higher ICL sales mix in Q1 2023 and geographic mix. For fiscal 2023, we continue to expect gross margin will be approximately 80% for the full year and each quarter.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Moving down the income statement. Total operating expenses for Q1 2023 were $54.8 million as compared to $37.2 million in Q1 2022 and $48.8 million for Q4 2022. Taking a closer look at operating expenses. Total operating expenses for Q1 2023 were consistent with our plans, though we did have some expenses which we had anticipated to be sales and marketing that ended up being booked in G&A for Q1 and will continue moving forward. G&A expense for Q1 2023 was $18.1 million compared to $11.9 million for Q1 2022 and $14.8 million for Q4 2022. The year-over-year increase in G&A is due to increased compensation-related expenses, including a $1.5 million severance expense related to our IOL business in Japan, outside services and increased facilities cost. The sequential increase from Q4 2022 was due to increased compensation-related expenses, severance expenses related to our IOL business and increased outside services.

For fiscal 2023, we now expect G&A expense will be approximately $19 million per quarter. The increase from our prior outlook primarily relates to higher stock-based compensation and additional executive hires. Selling and marketing expense was $26.4 million for Q1 2023 compared to $17.3 million for Q1 2022 and $24.2 million for Q4 of 2022. The increase in selling and marketing expense from the prior year was due to increased advertising and promotional expenses, compensation-related expenses and trade shows and meetings. The sequential increase in selling and marketing expense was due to increased advertising and promotional expenses and compensation-related expenses. We continue to expect selling and marketing expense will be approximately $33 million for Q2 and each quarter for the balance of the year.

Research and development expense was $10.3 million in Q1 2023 compared to $7.9 million for Q1 2022 and $9.8 million for Q4 2022. The year-over-year increase in R&D is due to increased compensation-related expenses and the U.S. EVO post-approval clinical trial expenses associated with the 3-year study. The sequential increase in R&D is primarily due to increased compensation-related expenses. For fiscal 2023, we continue to expect R&D expense will be approximately $11 million for each quarter.

Operating income in Q1 2023 was $2.8 million or 3.8% of net sales as compared to $12.1 million or 19.1% of net sales for Q1 2022. We anticipate other income will be approximately $1 million per quarter for the balance of the year. Due to the aforementioned growth investments and increase in stock-based compensation, we now anticipate operating margin for the fiscal year 2023 will be approximately 10% at the middle of the range of our 5-year average. STAAR initially achieved positive annual operating margin and GAAP profitability in 2018, and we remain proud of our 5-year track record of profitability and cash generation, which we expect to continue in 2023 and is rare for a high-growth medical device company.

Net income in Q1 2023 was $2.7 million or $0.05 per diluted share compared to net income of $9.6 million or $0.19 per diluted share in Q1 2022. On a non-GAAP basis, adjusted net income for Q1 2023 was $8.7 million or $0.18 per diluted share compared to adjusted net income of $14.4 million or $0.29 per diluted share in Q1 2022. A table reconciling the GAAP information to the non-GAAP information is included in today's financial release. For fiscal 2023, we continue to expect our effective tax rate will be approximately 25% to 30%, subject to no significant change in our valuation allowance. Turning now to our balance sheet. Our cash, cash equivalents and investments available for sale as of March 31, 2023, totaled $217.3 million as compared to $225.5 million at the end of the fourth quarter of 2022. The decrease in overall cash is due to the timing of annual compensation payouts that occurred in the first quarter. We continue to expect we will invest approximately $26 million in property and equipment. We also anticipate generating positive cash from operations for the balance of the year and ending fiscal 2023 with a higher cash balance in fiscal 2022.

As Tom mentioned earlier, we today raised our net sales outlook from $340 million to approximately $348 million for fiscal 2023, including approximately $345 million of ICL sales and an approximate $30 million U.S. ICL sales contribution. For Q2, we expect total ICL sales to be approximately $93 million, including sequential sales growth in China and a U.S. sales of approximately $5.5 million. We anticipate generating approximately 47% of our fiscal 2023 ICL sales outlook in the first half of the year and 53% in the second half of the year. Finally, this Friday, May 5, STAAR will host a surgeon lunch and panel during the American Society of Cataract and Refractive Surgery, ASCRS conference in San Diego. Please reach out to Brian Moore in Investor Relations if you would like to attend. STAAR will also be participating in the Benchmark Company Virtual Healthcare Conference and Barclays Southern California Investor Bus Tour both on May 23, the William Blair Annual Growth Conference in Chicago on June 6 and the Sidoti & Company Virtual Investor Conference on June 14. This concludes our prepared remarks. Operator, we are now ready to take questions.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question for today comes from Anthony Petrone from Mizuho Group.

Anthony Charles Petrone - Mizuho Securities USA LLC, Research Division - MD & Senior Medical Devices, Diagnostics and Therapeutics Equity

Research Analyst

And congratulations here on a strong first quarter result. Maybe Tom, I'll start with just the performance in China, obviously, describing it as back to normalized levels. A couple of follow-ups here would be, one, as we look into the seasonal peak, the normal seasonal peak, which would be 2Q and 3Q, how does it play out this year versus prior years? Is there any backlog that's going to be also in that number? And then I'll have a follow-up for Patrick.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

No, Anthony, good to hear from you, and thank you for the question. China is indeed back and we (technical difficulty) Q2 and Q3 being equally as strong. So as we enter into the high season, we're poised for a good run in China.

Anthony Charles Petrone - Mizuho Securities USA LLC, Research Division - MD & Senior Medical Devices, Diagnostics and Therapeutics Equity Research Analyst

Excellent. And maybe just a quick one, if I could sneak it in there. Can you provide maybe the data on where ICL is as a percent of total refractive in China and maybe the aspirational target? And then the quick one for Patrick would be just the sales and marketing expense ramp this year was actually a little bit lower than we expected in 1Q. Just wondering how we should be thinking about it as the year progresses? Again, thanks and congratulations.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Sure. From a market share point of view, again, I think it's a moving target as we look to kind of confirm the number of refractive procedures, but I think we're comfortable that we're around 20% and growing.

Patrick F. Williams - STAAR Surgical Company - CFO

And then, Anthony, on my side, as per my prepared comments, we did have some expenses that we thought were going to be in sales and marketing when we gave the original guidance back in late February. We ended up booking those in G&A. We also saw a slight increase in stock-based compensation. And so as I said, we're at about $33 million a quarter in absolute dollars for sales and marketing, and that what you'll see in Q2, Q3 and Q4. And so I think if you guys go back and reference to the prepared remarks, it should get the models very much in line.

Operator

Our next question comes from Margaret Kaczor from William Blair.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Malgorzata Maria Kaczor Andrew - William Blair & Company L.L.C., Research Division - Partner & Research Analyst

I wanted to start on guidance, if I could, and specifically on the U.S. side. So first, can you confirm the Q1 number being maybe close to $4.5 million, if it's flat sequentially? And then maybe you're up, it sounds like maybe $1 million sequentially in Q2 to $5.5 million. And I think you also referenced 6 maybe doubling by the end of the year, which gets me to about $9 million. So I just wanted to walk through that and make sure that I'm thinking about that correctly. And if you could provide any drivers around that, that would be useful.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Sure. Thanks, Margaret, for the question. I'll let Patrick add his color as well. But your assumptions are correct in both what we think will happen in Q2 where Q1 was, and we remain confident that we'll double our business in the U.S. for the entire year 2023. we're encouraged by some of the metrics we look at, such as Doc Finder visits continue to go up in Q1, they were up over 400%. And we continue to see very good conversions on a day-to-day basis of doctors committing more and more of their total refractive procedures to EVO ICL.

Malgorzata Maria Kaczor Andrew - William Blair & Company L.L.C., Research Division - Partner & Research Analyst

Okay. Great. I appreciate that. And so maybe going a little bit deeper, right, on the U.S. side. I really appreciate the additional examples you provided in terms of a few calls on accounts and going down on the diopter curve. We've heard the same. But maybe, Tom, you could speak to kind of the most important or maybe even most successful practice development initiatives for the next few quarters? And I guess, when do you expect them to have a more material impact on utilization, particularly in those borderline EVO accounts?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Sure. Margaret, as you know, change takes time, and we're seeing that in the U.S. but we're confident as we have made the investment in practice development and adding headcount and quota-carrying salespeople and clinical labs people, we're starting to see that bear fruit. And I can tell you almost on a weekly basis, I get calls from end users that are really pleased with their outcomes. They're continuing to push the diopter trend down. They're continuing to see brand awareness, people coming in, asking for EVO. So I think as we continue to monitor those, I remain very confident that each month, we're cracking the code more and more, and we remain very optimistic and confident that the U.S. is going to be where we want it to be.

Operator

Our next question comes from Ryan Zimmerman of BTIG.

Samuel Durno - BTIG, LLC, Research Division - Research Analyst

This is Sam on for Ryan. This one is on the 2023 operating margin guidance. You brought down operating margin expectations to 10%, but have also previously commented that spend will ramp into 2024. And right now, the Street is sitting at around 17.8% operating margins in 2024. I know you're not going to guide to 2024, but what are your thoughts on that 2024 Street consensus operating margin expectations? Do you think it's too high or too low given the spend in the U.S.? And I have a follow-up, too.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Sure. Yes, we're not going to comment, as you said, on 2024. We'll take a look as we continue to move through the quarter to see if we want to give some color as we move through this year and going into 2024. But as I mentioned, the primary driver was a noncash adjustment on the operating income, which was stock-based compensation. And so some of the other metrics that we look at internally, and I know a lot of the Street does as well, is what are we doing with op cash flow, free cash flow and certainly more of an adjusted EBITDA type number. And when I look at those, I'm very satisfied with where we're going, and we'll hold off on anything going into 2024 now. But we want to make sure that we're investing appropriately and being able to grow the U.S. commercial specifically. But honestly, the 95% of the other revenue across the world where we still have very low market share.

Samuel Durno - BTIG, LLC, Research Division - Research Analyst

That's really helpful. Then as we look ahead for the remainder of 2023 and into 2024, how are you thinking about the impact of competition with the development of some domestic ICL companies in China?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Sam, thanks for the question. Again, we really don't see competitive forces impacting our ability to continue to grow in China. I think 2 million implants sold worldwide, the safety, the efficacy of our technology has been well established, and we see that continuing to move forward unabated.

Patrick F. Williams - STAAR Surgical Company - CFO

And just to clarify, we're clear, I heard you say domestic. So I want to make sure if you were talking China or the U.S., but we are a PMA device. And so if anyone is going to do something here in the U.S., there's a long road to go as well as high investment dollars on that. So to be clear.

Operator

Our next question comes from Bill Plovanic from Canaccord.

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

It's John on for Bill. I'll probably circle back to the U.S. where a lot of the focus is, it was a little bit lighter than the original guidance you had put out last quarter. And just a little bit more color on what you saw in the quarter. I know you said you saw a strong March, but can you talk a little bit about any productivity gains you're seeing? And how many of the planned 10 reps you had mentioned on the last call were hired? And just what do you expect for productivity out of those 10 hires?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. No, appreciate the call. And certainly, we have filled, I think, about 90% of those job openings that we have posted and talked about in previous calls, and we feel good about the quality of the people we've attracted and I think as we've said previously, it will take a quarter or 2 for those people to be very productive. So we feel good about the second half of the year. I think March was a strong month. April, we continue to see conversions happening, which gives us confidence in where we think Q2 will be and the fact that we reiterated that we believe we will double our business for the year in 2023. So again, in my years of being in this ophthalmic business, when you're creating a market and growing the market, it takes time. And quite frankly, we're right where we need to be. When you think about it, even though we were approved a year ago, we're really only about 6 to 7 months into our launch mode, when we really started to gear up our direct-to-consumer spend and creating brand awareness, increasing our infrastructure. So when you look at it from that viewpoint or that context, I think we're right where we need to be. And I feel very confident, as we keep growing month to month to month, we're right where we need to be, and we remain confident that the U.S. is growing at the rate it should be. Put that in further context, when you think about where we were in China back in 2016, we're growing at a rate in the U.S. greater than we were in China at a similar point in time. So again, another reason for being confident.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

Great. And just maybe to go a bit deeper into that strategy. Can you talk a little bit about any context around KOL engagement, which I know is a new focus for you, Tom. And then also just the new account versus go deep strategy and just how many surgeons today are trained?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Surgeons trained today are approaching, I think, 650 to 700 in that range. But as I said, we're more focused on going deeper than wider. Obviously, demand is going to be there. We'll certify new surgeons as that demand comes in. But we're really trying to concentrate on ensuring the surgeons that are already certified to do EVO ICL are surrounded with practice development support, clinical application support and quota carrying sales support to ensure they really are reducing this into the fabric of their practice and moving towards being the first choice when it comes to patients seeking visual freedom. We're not there. That's our aspirational goal, but we think we have the people, the programs and the process to get us there.

Operator

Our next question comes from Yang Li of Jefferies.

Xuyang Li - Jefferies LLC, Research Division - Equity Analyst

All right. Great. Maybe first one for Tom, just on the quote in the press release about EVO increasingly becoming a patient's first choice. Where are you seeing that? Is there an inflection point in terms of patient awareness or surgeon experience?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Well, I mean, thank you for the question, but I would say the fact that we're growing, we're up 70-plus percent year-over-year suggests that more and more patients are walking in the door and more and more docs are starting to convert. As I said, our aspirational goal is to be the first choice. We're not there yet. The inertia of LASIK is real. Laser vision correction has been around a while. and EVO is very early in its launch phase in this particular market in the U.S., but as previously stated, I think we're right where we need to be. And I remain confident, as previously stated, that we're right where we need to be. We're growing. We have momentum, and we really feel good about the U.S. growth.

Patrick F. Williams - STAAR Surgical Company - CFO

And I'll just add, we're about to go to ASCRS here, and we're going to be doing a surgeon panel there on Friday, which we talked about. And I think people are going to be excited to hear the takeaways from that, and you're going to start hearing a lot more doctors talk about exactly what you just asked, Yang, which is that they're thinking EVO first when a patient walks in the door asking for refractive surgery.

Xuyang Li - Jefferies LLC, Research Division - Equity Analyst

Okay. Great. Yes. Looking forward to that. I'll be there. Maybe for the follow-up for Patrick. I guess, it's been a little bit more than a year since the U.S. approval. Just high level, how do you think the U.S. launch is going relative to your expectations? What's going better than expected? Or what's been a little bit more challenging than expected?

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. I think, Tom hit a nail on the head, right, whenever you're trying to launch into a new market, you learn as you go along. And I think what you heard in the prepared comments now is a definite focus from Tom on voice of the customer and listening to that and trying to figure out what are those things that we need to knock down in order to make EVO the first choice. And so I'm very pleased with where we're at. We're better today than we were yesterday and certainly a year ago, and we're feeling really good of how we're starting off and excited about how the year will end up.

Operator

Our next question comes from David Saxon of Needham.

David Joshua Saxon - Needham & Company, LLC, Research Division - Senior Analyst

Congrats on the really strong quarter. Maybe I'll start with one on the U.S. I mean, by my math, I think you're tracking right around 3% volume share. That's for the whole market. So I wanted to ask, is that what you're seeing internally? And then since you're taking the approach of going deep versus wide. Can you talk about the share ramp you see once you do get into an account?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Look, I would say that the goal I put out for the team, let's put it that way, is I think we should going into accounts, thinking we should earn our way to 50% of their total refractive procedure volume. Are we there today? No, absolutely not. Do we have practices that are approaching 20. The 25% of the refractive procedures are EVO ICL? Yes. And we're continuing to grow those types of practices. But as I said, when you're creating a market, when you're changing the market, when you're moving the inertia of LASIK, it takes time. And I think that this EVO launch is going to be no different. But I'm not discouraged at all by anything we're seeing, quite frankly, just the opposite I'm encouraged is I've had dinner meetings and phone calls with KOLs across the country. They're excited about what STAAR is doing and how EVO is performing.

David Joshua Saxon - Needham & Company, LLC, Research Division - Senior Analyst

Okay. That's helpful.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Let me just make one final comment for you. As a further testimony to that, our top 30 customers that we stay very close to are up 2x year-over-year. So again, we're seeing the kind of growth we want to see, and it keeps us feeling very bullish about the future.

David Joshua Saxon - Needham & Company, LLC, Research Division - Senior Analyst

Okay. That's superhelpful. And then in the script, I think you talked about in Europe, you're seeing hybrid markets grow faster than distributor markets. So I wanted to ask how big of a growth opportunity is that to get more of your distributed markets converted to hybrid markets? And then maybe I'll tack on another one for Europe. Maybe just talk about the Viva launch, I think that was launched in September. So how is that going? And then thoughts on the time line for Viva getting into the U.S.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Look, I think hybrid versus distributor, it's depending on the market and what we find. We're trying to be responsive to what moves the market the most. As we said in the prepared remarks, we're very pleased with what we've seen in Benelux and France and Italy, it doesn't mean that our distributor markets aren't performing, but we're very pleased with those 3 in particular, and that's where we've put some investment dollars to work, and it seems to be bearing fruit. I'm glad you mentioned, EMEA, because, again, I get that a lot of you were focused on the U.S. But quite frankly, we're a global company, and we're continuing to grow around the world. China, Asia Pac, in general, had a great quarter. Europe had a great quarter. The U.S. is continuing to grow, and I think it speaks to the excitement of EVO around the world.

Operator

Our next question comes from Steven Lichtman from Oppenheimer.

Ron Feiner - Oppenheimer & Co. Inc., Research Division - Research Analyst

This is Ron on for Steve. I wanted to ask on China, continuing to see really great growth. How long do you guys think this high growth can continue? I mean, obviously, China is a very big part of STAAR's revenue. So how far do you guys think the refractive market over there is going to shift in your favor? And do you have any targets and trends like that in other countries that would be similar?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

I think the runway is big in China. We're well established there. But boy, we have great opportunity for continued growth. China is back, as we said earlier, all indications are, it's back to normal levels. We're seeing very good in-country demand. So the sky is the limit.

Patrick F. Williams - STAAR Surgical Company - CFO

And I'll just add on that one. I think one of the big things that we've talked a little earlier is what the total addressable market size is and we are now talking more along the lines of a 1.5 million to 1.6 million [eyes]. We just had our largest customer here, the IR Hospital Group, as Tom talked about in his prepared remarks. They supported that. In fact, we're starting to hear numbers that are even higher, they're approaching that 2 million. And we're obviously trying to vet some of that out. But we very much have a long runway, as Tom just said.

Ron Feiner - Oppenheimer & Co. Inc., Research Division - Research Analyst

Okay. And one follow-up. Sorry if I missed this on diopter range. We know that our recommendations change between countries and they keep getting updated and going down and down. Can you tell us what trends you're seeing generally across as you look at your markets with regard to ICL using lower diopter ranges. And are you seeing ICL use growing lower diopter ranges anywhere specifically, maybe any trends in the U.S. that you can talk about?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

I don't know if it's appropriate to speak on trends. But what I will tell you is, as surgeons gain confidence and more experience in the use of EVO ICL, they naturally begin to start coming down the diopter curve. Our pivotal trial in the U.S. was, I think, the average diopter treated was a minus 7. You heard in my prepared remarks, some people have arbitrarily established a minus 8 is kind of that cutoff period when they think LASIK versus lens-based refractive surgery. And we're seeing more and more minus 3s, minus 4s, minus 5s being treated. So I think the trend is moving down,

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

but I think it's predicated on gaining the experience, seeing the confidence of happy patients, happy staff, happy surgeon usually equates to coming down the diopter curve.

Operator

Our next question comes from George Sellers of Stephens Inc.

Harrison Clark Parsons - Stephens Inc., Research Division - Associate

This is Harrison on for George. My first was about, as you see the U.S. surgeons ramp in utilization, I was wondering where specifically you see investment opportunities to drive that utilization higher? And how does that investment compare to what was needed in China during the early days of that launch?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. I wasn't here in the early days of China. But I would tell you the investment that we've put forward relative to this year is appropriate. And we're confident in the return on that investment. So I think our monies are being well utilized at this stage of where we are in the U.S. versus when we started that process in 2016 in China.

Harrison Clark Parsons - Stephens Inc., Research Division - Associate

Got it. Yes, that makes sense. And then secondly, I was wondering, in order to convert the U.S. practices from a laser-based practice to lens-based practice, what are some of your biggest hurdles? And where have you found the most success? I know you've had a lot of success in the direct-to-consumer campaign, reaching the 1 million viewers, but anything on the surgeon awareness side we should be aware of?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Again, I really don't think it's a or situation. I think it's an end situation. I think EVO ICL fits very well into a comprehensive refractive practice. It doesn't have to be, is it LASIK or is it EVO ICL? And that's why we're trying to build brand awareness, so patients are coming in inquiring about it. We're spending time educating and training surgeons. So they're comfortable offering a range of modalities to meet the needs of a practice. Clearly, the fact that you can maintain the quality of the cornea, you're not severing corneal nerves, it's removable, et cetera. patients like that story and as practices see those kinds of outcomes manifest in their patients postoperatively, their confidence level goes up, particularly at the staff level, the staff level gets more and more comfortable. The surgeon becomes even that much more comfortable, and you begin to see that inflection point. Are we there in the U.S. as we are around other markets globally? No. But are we approaching that? Yes. And I think Q2 will be stronger Q3, Q4 as we move into '24. Again, if you use our international experience, in particular, China, it was about a 2.5-year process, as I've stated. And we're about, in my mind, 6, 7 months into it. So we have about a 2-year run to really get to that inflection point. And I think we're right where we need to be and confident that we're going to be able to achieve that.

Harrison Clark Parsons - Stephens Inc., Research Division - Associate

Great. Congrats on the quarter.

Operator

Our next question comes from Tom Stephan from Stifel.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Thomas M. Stephan - Stifel, Nicolaus & Company, Incorporated, Research Division - Associate

Hopping in between calls, so apologies if some of these were asked. But I wanted to start in China. Tom, if you want to maybe elaborate a bit more on kind of trends to date and what you believe the slope of the recovery there year-to-date has looked like. I guess the past 2 to 3 months maybe how did April look relative to March? And then as a follow-up to that, where do we stand in terms of the recapture of the procedures that had to be deferred in 4Q '22 and early 1Q '23? I guess if this is still ongoing, when do we think we see that backlog benefit ultimately work down, if not already? And then I have a follow-up.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Thanks, Tom, for the question. I would say that as it relates to the backlog, the fact that we saw some really record levels of end market procedures in Q1 would suggest to me that if there was a backlog, it's being handled. We had a very strong Q1. And as stated, we remain very confident that Q2 and Q3, as we enter into the real high season in that particular market, we're very well positioned to have record quarters. So the growth has been very consistent as we previously stated, February is much stronger than January, March was much stronger than February. We're coming off of a really solid April. We think Q2 is going to be really strong. And then obviously, the real high season kicks in July, August into early September. So we continue to feel good about where China is.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And I'll just add, Tom, there's some sensitivity right? I just want to make sure the question is we understand it completely. It is a challenge sometimes to figure out if there was someone that put off the surgery back into Q3, Q4, when there was the no-COVID policy. But as Tom said, we're off to a very good start in Q1, record-breaking quarters. and we're off to a great start in Q2. And so in our minds, things are moving along there. And as we've said with China, it is just a very, very robust market, affirmed once again by what we said in the prepared comments of our biggest customer being here a couple of weeks ago and reiterating their focus and their investment into continuing to build that market for ICL EVO specifically.

Thomas M. Stephan - Stifel, Nicolaus & Company, Incorporated, Research Division - Associate

Very helpful. Makes sense. And then I want to shift to the U.S. and I'm sorry to harp on this, and Tom, you've given a lot and Patrick, a lot of really good color. But the U.S. came in a bit below for 1Q. And I think 2Q also looks at least versus our estimates, but you are encouragingly reiterating the full year '23 guidance. It does imply a pretty meaningful 2H inflection, basically doubling of sales and utilization. And I guess what I'm asking is what gives you that confidence, just given the start of the launch, maybe hasn't ramped really in that upward direction that maybe some people had hoped. And I know there's [doc side] metrics and investments you're making, but it's still a pretty significant number implied for 2H, especially with the docs train number slowing down a bit. So what gives you confidence in that 2H inflection? And then I wanted to ask about 1Q in particular. Tom, you called out, I think, a strong March, but you guided to the $5 million in late February. So I'm just curious where the disconnect is in terms of the slight miss on the 1Q guide.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Sure. Again, I appreciate the question. I think confidence comes from certainly my years of launching different technologies in ophthalmology and knowing what it takes. And I think we're doing all of the right things in terms of where we've made investments, how we're surrounding customers, and it's being well received. Our DTC spend is having an impact where we are spending dollars in targeted cities. We're seeing the kind of growth we want to see in those targeted cities. So it gives us confidence that we have the right people, we have the right programs, and we have the right processes in place that are going to bear fruit. Now I would agree with you, it puts a big number on the back half of the year. But we think we're doing the right things to be able to pull that off, and it's just going to take time. right? I think the other part of your question was, I think, relative to Q1 or Patrick...

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Rates in March. Look, it's a fair comment, Tom. And what I would tell you is we are very pleased with where we ended March in. Clearly, it was a little shy of what we had told the Street at approximately $5 million. But I know that you've heard from me, you've heard from Tom, Brian as well that when you're launching a product like this, a couple of hundred thousand dollars here or there doesn't make or break us, right? And we believe that we're continuing to do the right things. You are right about the ramp up in the second half, but we're confident in what we saw. And clearly, we've had internal discussions on this, and we came through and gave a number for Q2, which we hadn't given before, but it does imply a doubling in the second half and we're sticking with the approximately $30 million for the full year.

Operator

Our next question comes from Jim Sidoti from Sidoti & Company.

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

I know you said other products are being phased out, but you did have about $20 million of revenue in the quarter. Was that higher than you thought it would be?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. A little bit higher than we thought. I think as we started talking about exiting the business, clearly, customers wanted to buy more. And so we thought this would spread out into Q2 and maybe even into Q3. But as a reminder, Jim, our guidance did not imply any other product IOL business. So it's low margin. It doesn't add a lot to the bottom line. But yes, definitely, we'll take the revenue for sure.

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

Okay. And then on, if I look at the guidance updated today relative to where you were at the end of the year, the only real change is on the G&A line, which looks like it's going to be up maybe $8 million or $9 million from where you thought it was going to be when you last gave guidance. Is that all related to stock-based compensation?

Patrick F. Williams - STAAR Surgical Company - CFO

Primarily. We did talk about the fact that we added a couple of executives as well and some of the other infrastructure things. But yes, high majority of it is stock-based compensation, and you did hit the nail on the head. It's a little bit of an increase in G&A. And I gave ourselves a little bit of (inaudible) maybe in that number for the full year, but there's not a lot of modeling changes for sure.

James Philip Sidoti - Sidoti & Company, LLC - Research Analyst

Right. So other than the upside of revenue in this quarter and the change in G&A, it seems like your guidance is pretty much exactly the same as it was the last time you issued it.

Patrick F. Williams - STAAR Surgical Company - CFO

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

I would say that we upped our guidance on the revenue side, clearly, right? So we're feeling good about that. But that if you want to say that was the beat associated with in Q1, then we can debate that. But you are correct. On the rest of the model, we kept margins, OpEx, everything else very steady.

Operator

Our next question comes from Bruce Jackson of Benchmark Company.

Bruce David Jackson - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

I was hoping to get some clarification on the pacing of the sales guidance. Historically, second quarter is like super strong and then it trails off for the rest of the year. This year, do you think that the U.S. is going to contribute to the revenue growth rates up sequentially for the rest of the year? Can you give us a little help on the back half of the year for the sales guidance?

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. So we talked about the second quarter all in being approximately $93 million with the U.S. being $5.5 million. I think as you model that out, at least when I was looking at some of the models, you're not going to see perhaps the large or the outsized Q2 as compared to the other 3 quarters in the year, and some of that has to do with what we've been talking about quite a bit on the call now, which is the U.S. by by math has to do about $20 million in the second half. And so that's what sort of making up what I would call a more even spread of revenue to hit that [348] between Q2 to Q4.

Operator

At this time, we have no further questions. So I will hand back the call to Tom Frinzi for any closing remarks.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Thank you, operator, and thank you for joining our call today. We look forward to speaking with many of you later this week at the ASCRS meeting in San Diego and our other upcoming events in the days and weeks ahead. Thank you.

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MAY 03, 2023 / 8:30PM, STAA.OQ - Q1 2023 STAAR Surgical Co Earnings Call

Operator

Thank you all for joining today's call. You may now disconnect your lines.

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